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                                                                     EXHIBIT 8.1


           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]

                                 June 12, 1997



Boston Properties, Inc.
8 Arlington Street
Boston, MA 02116


Ladies and Gentlemen:

     We have acted as counsel to Boston Properties, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission on April 16, 1997 on Form S-11 (No. 333-25279), as amended through the date hereof, with respect to the offering and sale (the "Offering") of up to 31,400,000 shares of common stock, par value $.01 per share ("Common Stock") of the Company, and the Company's contribution of substantially all of the net proceeds of the Offering to Boston Properties, Limited Partnership, a Delaware limited partnership organized on April 8, 1997 (the "Operating Partnership"), in exchange for a general partnership interest and a limited partnership interest therein. You have requested our opinion on certain federal income tax matters in connection with the Offering.

     In connection with the completion of the Offering, (i) pursuant to one or more options, contribution or merger agreements, certain partnerships (each a "Property Partnership") that currently own properties that will be owned, directly or indirectly, by the Company (each a "Property" and collectively the "Properties") will contribute their Properties to the Operating Partnership, or will merge with and into the Operating Partnership, in exchange for OP Units and the assumption of debt, and the partners of each such Property Partnership will receive OP Units either directly as merger consideration or as a distribution from one or more of the Property Partnerships; (ii) direct and indirect interest in other Property Partnerships will be contributed to the Operating Partnership in exchange for OP Units; (iii) the Company through the Operating Partnership will contribute substantially all of its greater Washington, D.C. property management business to Boston Properties Management, Inc. (the "Management Company"), a Delaware corporation organized on June 10, 1997. The Operating Partnership owns a 1% voting interest representing a 95% economic interest in the Management Company. The remaining voting and economic interest are held by Mortimer B. Zuckerman and Edward H. Linde, officers and directors of the Management Company; (iv) the other management and development operations
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Boston Properties, Inc.
June 12, 1997
Page 2



of the Company will be contributed directly to the Operating Partnership; and
(v) the Operating Partnership will enter into a participating lease with ZL Hotel LLC, a Delaware limited liability company organized on June 10, 1997 formed to be the lessee of the Company's hotel Properties. Mortimer B. Zuckerman and Edward H. Linde, shareholders of the Company will be the sole member managers of the ZL Hotel LLC and own a 9.8% economic interest in ZL Hotel LLC. ZL Hotel Corp., a pre-existing Delaware corporation will own the remaining economic interest in ZL Hotel LLC and one or more public charities will own all of the capital stock of ZL Hotel Corp.

     References herein to the Subsidiaries includes (i) the Operating Partnership; (ii) the Management Company; (iii) Boston Properties LLC, a Delaware limited liability company formed on June 10, 1997, of which the Company is a 1% member and the Operating Partnership is a 99% member manager, established to own general partnership interests in various New York, D.C. and Maryland Property Partnerships the limited partner interest in which will be held by the Operating Partnership; (iv) BP Lex LLC, a Delaware limited liability company formed on June 10, 1997, to manage one of the New York Properties and in which a 99.9% membership interest will be held by the Operating Partnership and a .1% member-manager interest will be held, in the aggregate, by Mortimer B. Zuckerman and Edward H. Linde; and (v) the Property Partnerships in which interests will be contributed to the Operating Partnership in exchange for OP Units in connection with the Offering.

     Capitalized terms not defined herein shall have the same meaning as in the Registration Statement.

     In rendering the following opinions, we have examined the Amended and Restated Certificate of Incorporation (the "Articles") and Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein (collectively, the "Documents"). We have reviewed the proposed investment activities, operations and governance of the Company and its Subsidiaries. We have relied upon representations of duly appointed officers of the Company and the Operating Partnership (including without limitation, representations contained in a letter dated as of this date (the "Officer's Certificate")), principally relating to the Company's organization and operations. We assume that each such representation is and will be true, correct and complete and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. Nothing has come to our attention which would cause us to believe that any of such representations are untrue, incorrect or incomplete. We assume that the Company will be operated in accordance with the applicable laws and the terms and conditions

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Boston Properties, Inc.
June 12, 1997
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of applicable documents. We have also reviewed the Registration Statement, including the prospectus (the "Prospectus") contained as part of the Registration Statement, the form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership to be executed as of the date of the closing of the Offering, among the Company as the general partner and several limited partners; the participating leases with respect to the hotel properties entered into between the Operating Partnership as lessor and ZL Hotel LC as lessee, and certain other leases as we have deemed appropriate. In addition, we have relied upon certain additional facts and assumptions described below.

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. In addition, we assume that all interests in the Operating Partnership will be issued in a transaction (or transactions) that are not required to be registered under the Securities Act of 1933 and that no interest in the Operating Partnership offered for sale outside the United States would have been required to be registered under the Securities Act of 1933 if such interest had been offered for sale within the United States. We have further assumed that during its short 1997 taxable year ending December 31, 1997 and subsequent taxable years, the Company will operate in such a manner that will make the representations contained in the Officer's Certificate true for all such years, and that the Company and its Subsidiaries will not make any amendments to its organizational documents after the date of this opinion that would affect the Company's qualification as a real estate investment trust for any taxable year. In addition, we have assumed that the Company will make an election to be taxable as a real estate investment trust pursuant to the Internal Revenue Code of 1986, as amended (the "Code") with its properly and timely filed federal income tax return for its taxable year ending December 1997. For purposes of our opinion, we have made no independent investigation of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

     The discussion and conclusion set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretation thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will


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Boston Properties, Inc.
June 12, 1997
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not be altered in the future. Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate and the discussion in the Prospectus under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that

     (1) Commencing with the Company's initial taxable year ending December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and its proposed method of operation, including the lease of the Hotel Properties and the Garage Properties, will enable it to meet the requirements for qualification as a "real estate investment trust" under the Code provided that the Company files a proper election to be taxed as a real estate investment trust with its timely filed federal income tax return for the taxable year ending December 31, 1997 and continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, and

     (2) The information in the Registration Statement under the caption "Federal Income Tax Considerations" to the extent that it constitutes matters of law or legal conclusions, have been reviewed by us and is correct in all material respects, and our opinion set forth in such discussion is confirmed.

     We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company's ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the transactions described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the IRS and that the IRS may disagree with the opinions contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the

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Boston Properties, Inc.
June 12, 1997
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law may cause the federal income tax treatment of the transactions herein to be materially and adversely different from that described above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Goodwin, Procter & Hoar LLP under the caption "Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                              Very truly yours,

                              /s/ Goodwin, Procter & Hoar  LLP

                              Goodwin, Procter & Hoar  LLP